UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2014
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Hershey Company (the “Company”) held its 2014 annual meeting of stockholders on April 29, 2014. Set forth below are the final voting results from the meeting.

Proposal No. 1. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Pamela M. Arway	720,930,047	2,273,643	22,581,878
John P. Bilbrey	721,814,961	1,388,729	22,581,878
Robert F. Cavanaugh	719,012,325	4,191,365	22,581,878
Charles A. Davis	721,910,531	1,293,159	22,581,878
Mary Kay Haben	721,924,117	1,279,573	22,581,878
James M. Mead	705,711,978	17,491,712	22,581,878
James E. Nevels	705,770,252	17,433,438	22,581,878
Thomas J. Ridge	721,515,337	1,688,353	22,581,878
David L. Shedlarz	721,780,028	1,423,662	22,581,878

Holders of the Company's Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Malcolm	115,681,663	1,401,907	22,521,308
Anthony J. Palmer	115,707,860	1,375,710	22,521,308

Proposal No. 2. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, ratified the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2014, by the votes set forth as follows:

Votes For	Votes Against	Abstentions
742,956,335	2,368,669	460,564

Proposal No. 3. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, approved, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the proxy statement, by the votes set forth as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
717,286,469	4,625,601	1,291,620	22,581,878

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014

THE HERSHEY COMPANY
By: /s/ David W. Tacka
David W. Tacka Senior Vice President, Chief Financial Officer